Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S‑1 (No. 333‑255347), Forms S‑3 (No. 333‑265402, No. 333‑266842, No. 333‑266843) and Forms S‑8 (No. 333‑251063, No. 333‑255351, No. 333‑264206) of MedAvail Holdings, Inc. of our report dated April 14, 2023, relating to the consolidated financial statements for the year ended December 31, 2022, which appears in this Form 10‑K.

/s/ BAKER TILLY US, LLP

San Diego, California
April 14, 2023